AGREEMENT FOR TERMINATION OF
ALLIANCE AND LICENSE AGREEMENT

This Agreement for Termination of Alliance and License Agreement ("Agreement") is made effective as of May 9, 2002 ("Effective Date"), by and between Othnet, Inc. a Delaware corporation ("Othnet") and Savage Beast Technologies Incorporated. a California corporation ("Savage Beast"). Except as otherwise provided herein, capitalized terms shall have the same meaning as designated in the License Agreement.

WHEREAS the parties hereto have entered into that certain
Alliance and License Agreement dated as of April 9, 2001
("License Agreement"), and

WHEREAS the parties hereto have determined it to be in their mutual best interest to terminate the License Agreement subject to the terms and conditions hereof; and

NOW THEREFORE in consideration of the mutual agreements contained herein, the parties agree as follows:

1. Termination. Effective as of the Effective Date hereof, the parties agree that the License Agreement shall be terminated, and neither party shall have any further rights or obligations thereunder, except as herein provided.

2. Rights and Obligations Surviving Termination. The termination designated above shall include termination of rights and obligations designated in Section 12.5 as surviving termination of the License Agreement, except rights and obligations as provided in Sections 3, 7, 8, 14, 15 (except for
Section 15.1.2 as described below) and 16.

3. Termination Amount. In consideration for its agreement to the termination of the License Agreement pursuant to the terms hereof, Othnet shall pay Savage Beast the sum of Eighty Thousand Dollars ($80,000) ("Termination Amount") in ten (10) installments consisting of (a) a payment of Twenty Thousand Dollars ($20,000) due as of the Effective Date hereof and (b) commencing on June 5, 2002, nine (9) payments of Six Thousand Six Hundred Sixty Seven Dollars ($6,667) due on the fifth (5th) day of each calendar month after the Effective Date until paid in full. The date of payment of the final installment hereunder, which shall not occur later than February 5, 2003, shall be the "Final Payment Date."

4. Conditional Survival of Anti-Dilution Rights. Savage Beast shall have no rights to issuance of common stock of Othnet other than the fifty thousand (50,000) Othnet Shares which have been issued pursuant to Section 15.1.2 of the License Agreement, provided however, that in the event Othnet fails to pay the entire Termination Amount at or before the Final Payment Date, then, in the event that Othnet sells or has sold shares of its common stock at a Reduced Price, Othnet shall promptly issue to Savage Beast the number of shares of common stock of Othnet which Othnet would have been required to issue to Savage Beast pursuant to Section 15.1.2 of the License Agreement if the License Agreement had not been terminated.

5. Return or Destruction of Proprietary Information. At or before the Final Payment Date, pursuant to Section 12.3 of the License Agreement, the parties shall have returned, or with the other party's consent, destroyed all Proprietary Information and other materials for delivered or furnished to such party.

6. Further Assurances. The parties hereto agree to execute such further documents and take such further actions as shall be required to carry out the terms of this Agreement.

7. Miscellaneous. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California, without giving effect to any conflict of law provisions. This Agreement may not be amended, supplemented or modified nor may the obligation of the parties be waived, except by an instrument in writing signed by each of the parties hereto. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OTHNET, INC.

By: /s/ Richard Barbari
    Its CEO/Pres

SAVAGE BEAST TECHNOLOGIES INCORPORATED

By: /s/ John Kraft
    Its CEO